SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

MORTGAGEBROKERS.COM HOLDINGS, INC.
(Name of Registrant As Specified In Charter)
______________________________

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of Mortgagebrokers.com Holdings, Inc. (the “Company”):

The purpose of this letter is to inform you that our majority stockholders (the “Majority Stockholders”) holding the voting rights equivalent to 62.2% of the outstanding shares of our common stock (the “Common Stock”) executed written consent in lieu of a special meeting approving of the Company to effect a 25- for-1 reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock as well as our outstanding warrants and options (collectively referred to as the “Reverse Stock Split”).  There will not be an increase or decrease in authorized shares.

On January 12, 2010, the Board of Directors of the Company approved the Reverse Stock Split, subject to Stockholder approval. The Majority Stockholders approved the Reverse Stock Split by written consent in lieu of a meeting on January 12, 2010 in accordance with the Delaware Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

The accompanying Information Statement which describes the above corporate actions in more detail is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

Under the Delaware Corporate Law and our Articles of Incorporation and By-Laws, stockholder action may be taken by written consent in lieu of a special meeting. Accordingly, the above-described action by our Board of Directors and written consent of our Majority Stockholders is sufficient under the Delaware Corporate Law, our Articles of Incorporation, and our By-Laws. Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders, warrant holders and option holders.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We will first mail this Information Statement to stockholders on or about January 28, 2009.

January 27, 2010

By Order of the Board of Directors
of Mortgagebrokers.com Holdings, Inc

By:	/s/ Alex Haditaghi
CEO

MORTGAGEBROKERS.COM HOLDINGS, INC.
260 Edgeley Boulevard, Suite 11,
Concord, Ontario L4K 3Y4

INFORMATION STATEMENT

January 27, 2010

COPIES OF COMMUNICATIONS TO:
Anslow & Jaclin, LLP
Attn: Gregg E. Jaclin, Esq.
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Phone: 732-409-1212
Fax: 732-577-1188

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN
CONSENT OF STOCKHOLDERS OWNING A MAJORITY OF SHARES OF OUR VOTING SHARES ENTITLED TO VOTE THEREON

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the stockholders of the Company will benefit from the Reverse Stock Split because it will attract potential investment from outside investors which will create a more liquid public market for its common stock.  In order to facilitate such transaction, the Board has determined that the capitalization structure of the Company should be simplified.  No assurances can be given that such investors will be found.

Accordingly, it was the Board's opinion that the restructuring transactions described above would better position the Company to attract potential business candidates and provide the stockholders of the Company with the greatest potential return. The Board approved the above actions on January 12, 2010 and stockholders holding a voting majority of the outstanding voting capital stock of the Company approved the above actions on January 12, 2010.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to effect a 25-for-1 Reverse Stock Split.  Under this Reverse Stock Split each 25 shares of our Common Stock will be converted automatically into one share of Common Stock and each 35 outstanding warrants and options shall be converted automatically into one warrant or option.  To avoid the issuance of fractional shares of Common Stock, the Company will issue a cash payment to all holders of fractional shares.  The effective date of the Reverse Stock Split will be on or about February 16, 2010.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE PAYMENT OF CASH TO THE HOLDERS OF THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED TWENTY-FIVE-FOLD.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believe that, among other reasons, the number of outstanding shares of our Common Stock as well as our outstanding warrants and options have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates.  The Board of Directors has proposed the Reverse Stock Split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for potential business. There is no assurance that that company's stock will rise in price after a reverse split or that a suitable merger candidate will emerge.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued cash payment for their fractional shares. The principal effect of the reverse split will be that the number of shares of Common Stock issued and outstanding will be reduced from 42,976,548 shares as of January 12, 2010 to approximately 1,719,062 shares. The number of authorized shares of Common Stock will not be affected.  The following chart depicts the capitalization structure of the Company, both, pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
100,000,000	42,976,548	57,023,452

Post-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
100,000,000	1,719,062	98,280,938

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 25). While we expect that the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt. The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management. The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

As discussed below, the reason the Reverse Stock Split is being proposed is to increase the amount of shares the Company is able to issue in order to attract potential investors and conduct a financing. This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The advantage of the Reverse Stock Split will be to permit the Company to pursue financing from investors and issue shares of common stock in exchange for the financing. This is the main purpose for the Reverse Stock Split and if the Reverse Stock Split is not completed, the Company would not be able to issue additional shares sufficient to complete a financing. The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split.  There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Reverse Stock Split is to increase the amount of shares available in order to have the ability to issue shares and attract investors for a future financing.  The Company currently has no financing agreements pending.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES, WARRANTS AND OPTIONS

The reverse split will become effective on or about February 16, 2010, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.  Beginning on the effective date, each warrant or option representing pre-reverse split amounts will be deemed for all corporate purposes to evidence ownership of post-reverse split amounts.

Our transfer agent, Securities Transfer Corporation, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

We will act as exchange agent for purposes of implementing the exchange of warrants and options.  Holders of pre-reverse warrants and options will be asked to surrender to the Company the warrants and options representing pre-reverse split amounts in exchange for options and warrants representing post-reverse split amounts. No new warrants or options will be issued to a holder until that holder has surrendered the holder's outstanding warrant or option.

Our stockholders are not entitled to appraisal rights under the Delaware Business Corporation Law in connection with the reverse stock split.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, a cash payment shall be issued to all holders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue a cash payment to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the reverse stock split:

o
The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every 25 pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

o	Stockholders of record of the Common Stock as of January 12, 2010 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 25 pre-split shares outstanding.

o
As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 42,976,548 shall be consolidated to a total of approximately 1,719,062 issued and outstanding shares.

o	The Company's authorized number of common stock shall remain at 100,000,000 shares of the Common Stock.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on January 12, 2010, as the record date (the “Record Date”) for the determination of Stockholders, Warrant Holders and Options Holders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Stock Split will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about January 28, 2010 to all Stockholders, Warrant Holders and Option Holders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended December 31, 2008
2.	Periodic Report on Form 10-Q for the quarter ended September 30, 2009

OUTSTANDING VOTING SECURITIES

       As of the date of the Consent by the Majority Stockholders, January 12, 2010, the Company had 42,976,548 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

        On January 12, 2010 the holders of 26,734,000 shares (or approximately 62.2% of the 42,976,548 shares of Common Stock then outstanding), executed and delivered to the Company a written consent approving the Reverse Split. Since the Reverse Split has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

       On January 12, 2010, pursuant to Delaware Business Corporation Law, the Board of Directors of the Company approved the above-mentioned action, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on January 12, 2010, in accordance with the Delaware Business Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following information table sets forth certain information regarding the Company’s common stock owned on January 12, 2010 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(2)

Common Stock	Alex Haditaghi (1)	26,734,000	62.2%

(1)
Unless otherwise indicated in the footnotes to the table, (1) the individuals listed have sole voting and sole investment control with respect to the shares they beneficially own and (2) the address of each beneficial owner listed is c/o the Company, 11-260 Edgeley Boulevard, City of Vaughan, Ontario, L4K 3Y4.

(2)	Based on 100,000,000 shares of Common Stock authorized, 42,976,548 shares issued and outstanding.

DISSENTER’S RIGHTS OF APPRAISAL

        The Stockholders have no right under the Delaware Business Corporation Law, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted in the Amendment.

EFFECTIVE DATE OF REVERSE SPLIT

        Pursuant to Rule 14c-2 under the Exchange Act, thus reverse split shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders, Warrant Holders and Option Holders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on February 16, 2010.

By Order of the Board of Directors /s/ Alex Haditaghi Alex Haditaghi President & Director